UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) June 05, 2024

Alpine 4 Holdings, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-40913	46-5482689
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NO.)
2525 E Arizona Biltmore Circle, Suite 237
Phoenix, AZ 85016
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

480-702-2431
(ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	ALPP	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                                Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.02 Results of Operations and Financial Condition
Item 2.06 Material Impairments

Alpine 4 Holdings, Inc. (Nasdaq: ALPP) (the “Company”), a leading operator and owner of small market businesses, announced today the results for Q3 2023.

Q3 Summary Highlights:

•Revenue Performance: Revenue decreased by 7% in Q3 2023, totaling $25.6 million compared to $27.5 million in Q3 2022.
•Year-to-Date Revenues: Revenues for the first nine months remained consistent, with $78.0 million in 2023 versus $78.3 million for the same period in 2022.
•Revenue Segments: The Manufacturing and Technologies segments accounted for 39% and 31% of total revenues, respectively.
•Gross Margin Stability: The gross margin remained steady at 21% for the first nine months of 2023, compared to the same period in 2022.
•Impairment Charges: Non-cash impairment charges amounted to $33 million in Q3 2023, resulting from several different triggering events.
•Cash Position: The cash position at the end of the period was $2.9 million.
•Research and Development (R&D): The company significantly increased its R&D expenses, from $0.7 million in the first nine months of 2022 to $3.1 million in the same period of 2023, underscoring its commitment to innovation and technological enhancement.

Kent Wilson, Alpine 4 CEO, had this to say: “Our 2023 Q3 performance reflects both challenges and our steadfast commitment to innovation and quality. Despite a 7% decrease in revenue in the third quarter of 2023, our 2023 year-to-date revenues remained consistent, demonstrating resilience. Our focus on R&D in 2023, with significant investments of $3.1 million, continues to drive product development and quality improvements. While we faced non-cash impairment charges of $33 million in 2023, our gross margin held steady at 21%. Further, as we proceed with our divestment plan for non-performing subsidiaries, we expect our margins to increase in Q3 and Q4 2024. Finally, the filing of this quarterly report is the first step toward getting the Company back on track and current, and we expect subsequent filings to follow relatively quickly.”

Chris Meinerz, CFO of Alpine 4, had this to say, "During the third quarter of 2023, the Company considered the sustained decrease in the Company’s publicly quoted share price and market capitalization; adverse impacts from macroeconomic conditions such as inflationary pressures and capital markets accessibility, the war in Ukraine and the war in the Middle East; and unfavorable short-term changes in the investment and operating plans of our primary customers; and as a result of these events concluded that a triggering event occurred which required the Company to perform an interim quantitative impairment test as of September 30, 2023. This assessment involved comparing the estimated fair value of each of its reporting units to the reporting unit’s carrying value, inclusive of the goodwill balance allocated to the reporting unit. Based upon the results of the impairment test, the Company concluded that the carrying value of certain reporting units exceeded their estimated fair value, resulting in a goodwill and long-lived intangible assets impairment charge. This impairment charge will not impact the Company’s cash flow.”

Forward-looking Statements

This Report contains certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and that involve risks and uncertainties. All statements in this Report not dealing with historical results are forward-looking and are based on various assumptions. The forward-looking statements in this Report are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements. Actual results could differ materially from the results projected in or implied by the forward-looking statements made in this Report. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things: statements regarding the Company’s goals, intentions, and expectations; business plans and growth strategies; estimates of the Company’s risks and future costs and benefits; and forecasted demographic and economic trends relating to the Company’s industries. Other factors that may impact these forward-looking statements are discussed in more detail in the Company’s 2022 Annual Report on Form 10-K filed with the SEC on May 5, 2023. Copies of the Company’s 2022 Annual Report and other periodic reports are available through the Company's Investor Relations department and website, alpine4.com. The Company expressly disclaims any obligation or intention to update these forward-looking statements to reflect new information and developments.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpine 4 Holdings, Inc.

By: /s/ Kent B. Wilson
Kent B. Wilson
Chief Executive Officer, President
(Principal Executive Officer)

Date: June 5, 2024